SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 3, 2000

                         OUTLOOK SPORTS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


Delaware                        333-89941                     65-0648808
(State or other jurisdiction    (Commission                  (I.R.S. Employer
of incorporation)               File Number)                 Identification No.)


                    c/o The Financial Commerce Network, Inc.
                          258 Genesee Street, Suite 307
                                 Utica, NY 13502
           (Address of principal executive office, including Zip code)


        Registrant's telephone number including area code: (315) 738-6016
                                  -------------

                  100 Grand Street, Suite 5A New York, NY 10013
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS.

Change in Management

         On or about January 7, 2000, the Registrant's Board of Directors, by written consent, increased its size from two directors to five, and it appointed Adam Goldberg and Steven Angel to the Board. Messrs. Goldberg and Angel's terms expire on the date of the Registrant's annual meeting of stockholders in 2000 and 2001, respectively.

         On or about January 11, 2000, the following officers and directors resigned from the positions set forth next to their respective names:

o Paul Berger, Chief Executive Officer, Treasurer and Chairman of the Board of Directors

o        James G. Dodrill II, President , General Counsel and Director

o        William Barthold, Vice President

The Registrant's Board of Directors, by written consent, dated January 11, 2000, appointed Mr. Goldberg to be the Registrant's President and Treasurer, and it appointed Mr. Angel to be the Registrant's Chief Executive Officer and Secretary.

         On or about January 26, 2000, Mr. Goldberg resigned from his position as President and Treasurer. On or about January 26, 2000, Mr. Angel resigned from his position as Chief Executive Officer.

         By written consent, dated January 26, 2000, the Registrant's Board of directors appointed the following persons to serve in the positions set forth next to their respective names:

o Ara Proudian, Chairman of the Board. Mr. Proudian's term as a Director expires on the date of the Registrant's annual meeting of stockholders in 2002.
o James F. Mullen, President, Treasurer and Director. Mr. Mullen's term as a Director expires on the date of the Registrant's annual meeting of stockholders in 2002.
o Kevin Lee Allen, Director. Mr. Allen's term as a Director expires on the date of the Registrant's annual meeting of stockholders in 2001.
o Sherri Shapiro, Director. Ms. Shapiro's term as a Director expires on the date of the Registrant's annual meeting of stockholders in 2001.

         The following table sets forth the names, ages and positions, as of the date of this report, of all of the Registrant's officers and directors. Also set forth below is information as to the principal occupation and background for each person in the table.

Name                                                  Age    Position and Office

Ara Proudian....................................       30    Chairman of the Board
James F. Mullen.................................       40    President, Treasurer and Director
Steven Angel....................................       23    Secretary and Director
Kevin Lee Allen.................................       41    Director
Sherri Shapiro..................................       34    Director

     Ara Proudian, is the Registrant's Chairman of the Board. Mr. Proudian is also the President of The Financial Commerce Network, Inc. ("FCN"), a publicly traded corporation, and he is also the President of FCN's wholly owned subsidiary Alexander, Wescott & Co., Inc. ("AWCI"), a broker-dealer duly registered with NASD. He has served in such capacity since December 1999. Prior thereto, since July 1994, Mr. Proudian was the Head of Trading for AWCI. From February 1992 to July 1994, Mr. Proudian was a partner and co-founder of Investors Depot, a broker-dealer that specialized in fixed income trading.

     James F. Mullen, is the Registrant's President, Treasurer and Director. Mr. Mullen also serves as the Treasurer, Secretary and Director of The Financial Commerce Network, Inc., a publicly traded corporation. From September 1996 to present, Mr. Mullen worked in the Investment Banking Division of AWCI. From 1987 to 1995, Mr. Mullen was a Foreign Operations Supervisor for Harvard Management Company, which is responsible for Harvard University's Endowment Fund.

     Steven Angel, is the Registrant's Secretary and Director. Since 1998, Mr. Angel was the Vice President of Power Punch Promotions. From 1994 to 1998, Mr. Angel attended the University of Maryland, where he received a Bachelor of Science degree in marketing.

     Kevin Lee Allen, is a Director of the Registrant. Mr. Allen has served as the principal of Kevin Lee Allen Design ("KLAD") which he founded in 1993. KLAD is KLAD is and interior and scenic designer for the entertainment industry. In 1989, Mr. Allen won an EMMY award for his work on The Petrified Forest. Mr. Allen is also a Board Member of the Montclair Chamber of Commerce and is a Director of the Montclair Economic Development Corporation.

     Sherri Shapiro, is a Director of the Registrant. Since 1998, Ms. Shapiro has engaged in the development of several Internet related ventures. From 1994 to 1998, Ms. Shapiro was an associate with Wolff & Samson LLP. From 1991 to 1994, Ms. Shapiro was an associate with Rosenman & Colin LLP. Ms. Shapiro is an attorney admitted to the bars of the states of New York and New Jersey. Ms. Shapiro received an A.B. in government from the College of Arts and Sciences at Cornell University and received a J.D. from Georgetown University Law Center where she was a member of The Tax Lawyer.

Change in Business Mission

         On January 20, 1999, the Registrant formally announced its new mission to provide venture capital and to incubate internet related companies. In return for capital and business development, the Registrant will assume an equity stake in these new e-commerce companies.

         The  Registrant  will  seek  aggressive   start-up   Internet   related
companies, and those in their early stages of development. Initially, the Regisrant plans to invest $1,000,000.00 to $5,000,000.00, in each qualified Internet related company; however, the Registrant will not limit the amount of funding if the opportunity requires additional capital. The Registrant role will not be limited to capitalizing the companies, but rather the Registrant will be a full service incubation corporation significantly involved in the managerial, strategic planning and other important aspects of its new Internet subsidiaries. The Registrant will also facilitate a vertical integration of companies within the Registrant's EcoNet.

         The Registrant believes that it has the ability to bring in excess of $20 million of immediate funding for companies entering into our economic network. The Company plans to raise additional capital at the appropriate time.

         As companies acquired and nurtured by the Registrant mature, the Registrant plans to spin them off into their own public entities. The Registrant will retain an interest in these companies and the Registrant shareholders will receive dividend shares of the new companies. The Registrant believes that the recent success of Internet capital providers, such as the Internet Capital Group and CMGI proves that the full-service incubation corporate model is the corporation of the future. In addition, the Registrant, unlike many larger venture capital funds, will allow the smaller investor to participate in venture capital financing through the concept of venture capital for the masses. The Registrant believes that e-business will evolve most efficiently through its incubation model.

         The   Registrant   expects  to   announce   acquisitions   and  further
developments in the near future.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            OUTLOOK SPORTS TECHNOLOGY, INC.
                                            Registrant

Date: February 3, 2000              By:  /s/ Ara Proudian
                                             Ara Proudian, Chairman of the Board